EXHIBIT 99.1

                               BE AEROSPACE, INC.


                              STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350
                                 AS REQUIRED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Transition Report of BE Aerospace, Inc. (the "Company") on Form 10-K for the transition period from February 24, 2002 to December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




March 26, 2003  /s/ Robert J. Khoury       President and Chief Executive Officer
                --------------------



March 26, 2003  /s/ Thomas P. McCaffrey     Corporate Senior Vice President of
                -----------------------     Administration and
                                            Chief Financial Officer




This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.